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MASSEY ENERGY COMPANY

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PRESS RELEASE Massey Energy Company 4 North Fourth Street, Richmond, VA

COMPANY CONTACT:	Media Hotline	FOR IMMEDIATE RELEASE
	1-877-534-5180	May 11, 2010

Massey Energy Makes Second Request to CtW for Information about

Standing in Shareholder Matters

Richmond, Virginia, May 11, 2010 – Massey Energy Company’s (NYSE: MEE) Vice President and General Counsel Shane Harvey today sent a second request for information to Change to Win (CtW) Investment Group, asking that the organization immediately release information about their standing in shareholder matters.

On May 6, 2010, Mr. Harvey wrote a letter formally requesting detailed information about CtW Investment Group’s standing to disrupt the shareholder proceedings of Massey Energy Company.

To date, CtW has not responded to Massey Energy’s request for transparency. The labor organization, which is described by media publications as an arm of the labor federation Change to Win, is communicating with shareholders directly and continues to publish distorted information about Massey Energy Company and its Directors.

According to published reports, CtW Investment Group may be affiliated with shareholders but is not an actual shareholder of Massey Energy.

A copy of the full letter from Shane Harvey to CtW follows:

Mr. William Patterson

Executive Director

CtW Investment Group

1900 L Street NW, Suite 900

Washington, DC 20036

Dear Mr. Patterson,

On May 6, 2010, I wrote you a letter formally requesting detailed information about CtW Investment Group so as to determine your standing to disrupt the shareholder proceedings of Massey Energy Company.

You have not responded to this most basic request for transparency. However, since my request, I understand that you have communicated with shareholders directly and continued to publish distorted information about Massey Energy Company and its Directors.

The only information we have about CtW Investment Group strongly suggests that your primary, if not only, goal is to actively advance a union-focused agenda. You have refused to provide any information to suggest otherwise.

I asked that you please respond to my May 6, 2010 letter.

Sincerely,

M. SHANE HARVEY

Vice President and General Counsel

Massey Energy Company

About Massey

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the largest coal company in Central Appalachia and is included the S&P 500 index.

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